Exhibit 99.1

           CERTIFICATION PURSUANT TO SECTION 1350, CHAPTER 63
         OF TITLE 18, UNITED STATES CODE, AS ADOPTED PURSUANT TO
              SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as Chief Financial Officer of Hasbro, Inc., a Rhode Island corporation (the "Company"), does hereby certify that to the best of the undersigned's knowledge:

  (1) The Annual Report on Form 11-K of the Hasbro, Inc. Retirement Savings Plan (the "Plan") for the period ended December 31, 2002, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.


Date:  June 27, 2003                   /s/ David D.R. Hargreaves
       -------------                       ---------------------
                                           David D.R. Hargreaves
                                           Senior Vice President and Chief
                                            Financial Officer of Hasbro, Inc.


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.